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                           HORIZONS TECHNOLOGY, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR A SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 31, 1998

    Beneficial owners of shares of Common Stock (the "Horizons Common Stock") of Horizons Technology, Inc. ("Horizons") held by Horizons' Employee Stock Ownership Plan (the "ESOP") must submit an executed and completed proxy to the North American Trust Company (the "Trustees") appointed herein as attorney and proxy of the undersigned, in order to direct the Trustees as to the manner in which the shares of Horizons Common Stock that they beneficially own will be voted. IF INSTRUCTIONS ARE NOT RECEIVED BY THE TRUSTEES WITH RESPECT TO ANY ALLOCATED SHARES OF HORIZONS COMMON STOCK PRIOR TO THREE (3) BUSINESS DAYS BEFORE THE HORIZONS MEETING, THE TRUSTEES SHALL VOTE SUCH SHARES IN THE SAME PROPORTIONS AS THE TRUSTEES ARE INSTRUCTED TO VOTE WITH RESPECT TO THE ALLOCATED SHARES OF HORIZONS COMMON STOCK FOR WHICH INSTRUCTIONS ARE RECEIVED.

    The undersigned hereby appoints the North American Trust Company as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of Horizons which the undersigned may be entitled to vote at a Special Meeting of Stockholders of Horizons to be held at the office of Jenkens & Gilchrist, P.C., located at 1919 Pennsylvania Avenue, N.W., Ste. 600, Washington, D.C. on Tuesday, March 31, 1998 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof (the "Special Meeting"), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Special Meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROSPECTUS/PROXY STATEMENT TRANSMITTED IN CONNECTION WITH THE SPECIAL MEETING. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN PROPOSAL 2 BELOW SHOULD MARK A LINE THROUGH THE ENTIRE PROPOSAL; AND FAILURE TO DO SO WILL BE DEEMED APPROVAL OF PROPOSAL 2.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

PROPOSAL 1       To (i) approve and
                 adopt an Agreement and
                 Plan of Merger and
                 Reorganization dated
                 February 26, 1998,
                 among Horizons, The
                 Titan Corporation, a
                 Delaware corporation
                 ("Titan"), Sunrise
                 Acquisition Sub, Inc.
                 ("Titan Sub"), a newly
                 formed, wholly owned
                 Delaware subsidiary of
                 Titan, and certain
                 stockholders of
                 Horizons, which is
                 attached as Appendix A
                 to the
                 Prospectus/Proxy
                 Statement that has
                 been transmitted in
                 connection with the
                 Special Meeting, and
                 (ii) approve and
                 consent to the merger
                 of Titan Sub with and
                 into Horizons,
                 pursuant to which,
                 among other things,
                 Titan Sub will cease
                 to exist and Horizons
                 will survive as a
                 wholly owned
                 subsidiary of Titan,
                 all as described in
                 said Prospectus/ Proxy
                 Statement.

            / /  FOR            / /  AGAINST            / /  ABSTAIN
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PROPOSAL 2       In their discretion,
                 to act upon any
                 matters incidental to
                 the foregoing and such
                 other business as may
                 properly come before
                 the Special Meeting.

Receipt of the Prospectus/Proxy Statement dated March 11, 1998 is hereby acknowledged.
                                           Dated _________________________, 1998
                                           _____________________________________
                                           _____________________________________
                                                       SIGNATURE(S)

                                           PLEASE SIGN EXACTLY AS YOUR NAME
                                           APPEARS HEREON. IF THE STOCK IS
                                           REGISTERED IN THE NAMES OF TWO OR
                                           MORE PERSONS, EACH SHOULD SIGN.
                                           EXECUTORS, ADMINISTRATORS, TRUSTEES,
                                           GUARDIANS AND ATTORNEYS-IN-FACT
                                           SHOULD ADD THEIR TITLES. IF SIGNER IS
                                           A CORPORATION, PLEASE GIVE FULL
                                           CORPORATE NAME AND HAVE A DULY
                                           AUTHORIZED OFFICER SIGN, STATING
                                           TITLE. IF SIGNER IS A PARTNERSHIP,
                                           PLEASE SIGN IN PARTNERSHIP NAME BY AN
                                           AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

DO NOT SEND IN YOUR STOCK CERTIFICATE WITH THIS PROXY. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF HORIZONS COMMON STOCK OR HORIZONS SERIES A PREFERRED STOCK UNLESS THE MERGER IS APPROVED AND SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT, AND THEN ONLY IN ACCORDANCE WITH THE TERMS OF SUCH LETTER OF TRANSMITTAL.